                                                                   EXHIBIT 23.12

                            CONSENT OF JOHN R. MUSE

    I hereby consent to use of my name in this Amendment No. 1 to the Registration Statement on Form S-4 of Suiza Foods Corporation as the same appears under the caption "THE MERGER--Board of Directors of Suiza Foods Following the Merger" with respect to my becoming a director of Suiza Foods Corporation following the Merger (as defined in such Registration Statement).

                                          /s/ John R. Muse
                                          --------------------------------------

                                          John R. Muse

                                          October 28, 1997